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                            N E W S   R E L E A S E
[KING PHARMACEUTICAL LOGO]



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FOR IMMEDIATE RELEASE

                         KING PHARMACEUTICALS COMPLETES
                 PREVIOUSLY ANNOUNCED MERGER WITH MEDCO RESEARCH


BRISTOL, TENNESSEE, February 25, 2000 - King Pharmaceuticals, Inc. (NASDAQ:KING) announced today that it has completed the previously announced merger with Medco Research, Inc. (NYSE:MRE) in a tax-free pooling of interests transaction. Under the terms of the agreement, Medco shareholders will receive .6757 shares of King common stock in exchange for each share of Medco common stock.

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that manufactures, markets, and sells primarily branded prescription pharmaceutical products. King seeks to capitalize on niche opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.



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     Contact: Kyle P. Macione, Executive Vice President, Investor Relations
                                 - 423-989-8077


                                EXECUTIVE OFFICES
        KING PHARMACEUTICALS -- 501 FIFTH STREET, BRISTOL, TENNESSEE 37620